UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2005

Mercury Interactive Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-22350	77-0224776
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

379 North Whisman Road, Mountain View, California 94043

(Address of Principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code)

(650) 603-5200

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 241.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 2.02. Results of Operations and Financial Condition.

On July 28, 2005, Mercury Interactive Corporation (the “Company”) issued a press release announcing its financial results for the second quarter ended June 30, 2005. A copy of the press release, dated as of July 28, 2005, is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this report, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Act of 1934, whether made before or after the date of this report and irrespective of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

See Item 8.01.

Item 8.01. Other Events.

As previously disclosed, in response to an informal inquiry initiated by the Securities and Exchange Commission, the Company’s Board of Directors established a Special Committee consisting of disinterested members of the Audit Committee to conduct an internal investigation relating to past stock option grants. The Special Committee is being assisted by independent outside legal counsel and accounting experts. The Special Committee has not yet completed its work or reached final conclusions. The Special Committee has, however, reached a preliminary conclusion that the actual date of determination for certain past stock option grants differed from the stated grant date for such awards, which would result in additional charges to the Company for stock-based compensation expenses. The Special Committee is continuing its investigation. Based on the Special Committee’s preliminary determination, the Company believes, but has not yet concluded, that (i) such charges are likely to be material and (ii) accordingly, it is highly likely that the Company will need to restate its historical GAAP financial statements to take account of additional charges for stock-based compensation expenses. Any such charges would have the effect of decreasing GAAP earnings and retained earnings figures contained in the Company’s historical GAAP financial statements for prior periods. If the Audit Committee concludes that a restatement is required, the Company will file a new Form 8-K to state under Item 4.02 that the Company’s audited financial statements and related independent auditors’ reports for prior periods should no longer be relied upon. The Company does not believe that a restatement, if required, would have an impact on its historical revenues, cash position or non-stock option related operating expenses.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished herewith:

99.1    Press release dated July 28, 2005

This exhibit is furnished with this Current Report on Form 8–K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this report and irrespective of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2005	MERCURY INTERACTIVE CORPORATION

	By:	/s/ Douglas P. Smith
	Name:	Douglas P. Smith
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press release dated July 28, 2005